STOCK PURCHASE AND SUBSCRIPTION AGREEMENT



This Stock Purchase and Subscription agreement (herein referred to as the "Agreement") is made this 24th day of December, 1998, by and between World Wide Capital Company (herein referred to as the "Company") and Lloyd G. Hansen (herein referred to as the "Purchaser").

WHEREAS, the Company has arranged for shares of Vitro Diagnostics, Inc. (herein referred to as the "stock"), a Nevada Corporation traded on the bulletin board under Vitro Diagnostics, Inc. (VODG).

WHEREAS, the Company is making the following representations:

         A. That the stock has been arranged for with good and reasonable consideration.
         B. That the restrictive legends will be removed under a pending agreement with Vitro Diagnostics, Inc. in which a registration statement will be filed.
         C.       That the stock is unencumbered.

WHEREAS, the Purchaser is desirous of purchasing through the Company shares of Vitro Diagnostics, Inc. for $0.40 per share.

WHEREAS, the Purchaser is making the following representations:

         A. That under the definitions of the Securities Act of 1933 the Purchaser is accredited.
         B. That all questions of the Company have been answered to the satisfaction of the Purchaser.

NOW THEREFORE, it is agreed that the Purchaser is subscribing for 280,000 Shares of Vitro Diagnostics, Inc. at $0.40 per share, and has already transferred $ 112,000 to Pueblo Bank & Trust to settle the transaction.

EXECUTED BY PURCHASER:

---------------------------              ----------------------------------
Purchaser (Signature)                    Purchaser's Social Security Number

  Lloyd G. Hansen                        EXECUTED BY
                                         WORLD WIDE CAPITAL CO.:


2646 SW Mapp Rd, Ste. 304                /s/ Brett G. Brubaker
                                         ----------------------------------
Purchaser Address                        Brett G. Brubaker, Partner
                                         World Wide Capital Company
Palm City, FL 34990                      Prentice Point Tower - 5th Floor
                                         Greenwood Village, CO 80111